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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated July 22, 2014, with respect to the consolidated financial statements of Veritex Holdings, Inc. and subsidiary contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Dallas, Texas
August 29, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm